Exhibit 10.2.7

SIXTH AMENDMENT

TO

WHALESHARK MEDIA, INC.

2007 STOCK PLAN

This Fifth Amendment (this “Amendment”) to 2007 Stock Plan, as amended (the “Plan”), of WhaleShark Media, Inc. (the “Company”), is effective as of the 12th day of September, 2012 (the “Effective Date”). Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Plan.

RECITALS

A.	Pursuant to the powers vested in the Board in Section 12 of the Plan, the Company wishes to amend Section 4.1 and Section 5.3 therein to reflect certain changes in the maximum number of shares issuable.

B.	The Board duly approved and adopted this Amendment on September 12, 2012.

C.	The Stockholders duly approved and adopted this Amendment on September 12, 2012.

AMENDMENT TO THE PLAN

1. In consideration of the recitals referenced above, the Company hereby adopts the following amendments to the Plan:

Upon the Effective Date, the first sentence of Section 4.1 of the Plan is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under this Plan shall be 23,966,667 which shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.”

Upon the Effective Date, the first sentence of Section 5.3 of the Plan is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Subject to Section 4.1 and adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under this Plan pursuant to the exercise of Incentive Stock Options shall not exceed 23,966,667 shares (the “ISO Share Limit”).”

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IN WITNESS WHEREOF, the undersigned officer of the Company certifies that this Amendment was duly adopted by the Board and Stockholders of the Company as set forth above.

WHALESHARK MEDIA, INC.

By:	/s/ G. Cotter Cunningham
G. Cotter Cunningham, Chief Executive Officer